
                                                                    EXHIBIT 10.1

SERIES A REDEEMABLE
CONVERTIBLE PREFERRED STOCK
PURCHASE AGREEMENT

BY AND BETWEEN:

IMMERSION CORPORATION

AND

MICROSOFT CORPORATION

DATED AS OF JULY 25, 2003

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                                TABLE OF CONTENTS

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                                                                                                              PAGE NO.
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1.    AUTHORIZATION AND SALE OF SHARES......................................................................      1
      1.1      Authorization................................................................................      1
      1.2      Sale of Shares...............................................................................      1
      1.3      Use of Proceeds..............................................................................      1

2.    THE CLOSING...........................................................................................      1

3.    REPRESENTATIONS OF THE COMPANY........................................................................      2

      3.1      Organization and Standing....................................................................      2
      3.2      Subsidiaries.................................................................................      2
      3.3      Capitalization...............................................................................      3
      3.4      Issuance of Shares...........................................................................      3
      3.5      Authority for Agreement; No Violation........................................................      4
      3.6      Governmental Consents........................................................................      4
      3.7      Litigation; Proceedings......................................................................      4
      3.8      Brokers or Finders...........................................................................      4
      3.9      Nasdaq National Market.......................................................................      5
      3.10     Taxes........................................................................................      5
      3.11     Property and Assets..........................................................................      5
      3.12     Intellectual Property........................................................................      5
      3.13     Material Agreements..........................................................................      6
      3.14     Compliance...................................................................................      6
      3.15     Sarbanes-Oxley Compliance....................................................................      6
      3.16     Disclosures..................................................................................      7
      3.17     Financial Statements.........................................................................      7
      3.18     SEC Documents................................................................................      7
      3.19     No Manipulation of Stock.....................................................................      8
      3.20     Related Party Transactions...................................................................      8
      3.21     Employees....................................................................................      8
      3.22     Investment Company...........................................................................      8
      3.23     Insurance....................................................................................      8
      3.24     Environmental Matters........................................................................      8
      3.25     Accuracy of Information Furnished............................................................      9
      3.26     No Material Adverse Effect...................................................................      9
      3.27     Absence of Certain Developments..............................................................      9
      3.28     Contributions................................................................................      9

4.    REPRESENTATIONS OF THE PURCHASER......................................................................     10

      4.1      Investment...................................................................................     10
      4.2      Authority....................................................................................     10
      4.3      Experience...................................................................................     10
      4.4      Accredited Investor..........................................................................     10
      4.5      Brokers......................................................................................     10
      4.6      Restricted Securities........................................................................     10

5.    CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER........................................................     10

      5.1      Accuracy of Representations and Warranties...................................................     10
      5.2      Performance..................................................................................     11
      5.3      Approvals....................................................................................     11
      5.4      Registration Rights Agreement................................................................     11
      5.5      Stockholders' Agreement......................................................................     11
      5.6      Debenture Agreement..........................................................................     11

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                                       i
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
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      5.7      Settlement...................................................................................     11
      5.8      License Agreement............................................................................     11
      5.9      Game Console Agreement.......................................................................     11
      5.10     Certificates and Documents...................................................................     11
      5.11     Compliance Certificate.......................................................................     12
      5.12     Opinion of Counsel...........................................................................     12
      5.13     Adoption and Filing of Certificate of Incorporation..........................................     12
      5.14     No Material Adverse Effect...................................................................     12
      5.15     No Constraints...............................................................................     12
      5.16     Other Matters................................................................................     12

6.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY..........................................................     12

      6.1      Accuracy of Representations and Warranties...................................................     12
      6.2      Purchase Consideration.......................................................................     13
      6.3      Ancillary Agreements.........................................................................     13

7.    COVENANTS OF THE COMPANY..............................................................................     13

      7.1      Reduction of Lawsuit Claims..................................................................     13
      7.2      Listing and Maintenance Requirements Compliance..............................................     13
      7.3      Hedging Activities...........................................................................     13

8.    SUCCESSORS AND ASSIGNS................................................................................     13

9.    CONFIDENTIALITY.......................................................................................     13

10.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................     14

11.    NOTICES..............................................................................................     14

12.    EXPENSES.............................................................................................     15

13.    BROKERS..............................................................................................     15

14.    ENTIRE AGREEMENT.....................................................................................     15

15.    AMENDMENTS AND WAIVERS...............................................................................     16

16.    COUNTERPARTS; SIGNATURES.............................................................................     16

17.    HEADINGS.............................................................................................     16

18.    SEVERABILITY.........................................................................................     16

19.    GOVERNING LAW........................................................................................     16

20.    CUSTODIANS...........................................................................................     17

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         This SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") dated as July 25, 2003 (the "EFFECTIVE DATE") is entered into by and between Immersion Corporation, a Delaware corporation having its corporate headquarters at 801 Fox Lane, San Jose, California 95131 (the "COMPANY") and Microsoft Corporation, a Washington corporation having its corporate headquarters at One Microsoft Way, Redmond, Washington 98052-6399 (the "PURCHASER"). Capitalized terms have the meanings ascribed to such terms in Appendix A.

         In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       AUTHORIZATION AND SALE OF SHARES.

                  1.1 Authorization. The Company has duly authorized the sale and issuance of up to 2,185,792 shares (the "SHARES") of its Series A Redeemable Convertible Preferred Stock, $0.001 par value per share (the "SERIES A PREFERRED STOCK") and the issuance of shares of common stock, $0.001 par value per share (the "COMMON STOCK"), to be issued upon conversion of the Shares (the "SERIES A CONVERSION SHARES"), each having the rights, restrictions, privileges and preferences set forth in the Company's Certificate of Designation of the Powers, Preferences, and Rights of Series A Redeemable Convertible Preferred Stock in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATION").

                  1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2), the Company will
(i) sell and issue to the Purchaser, and the Purchaser will purchase from the Company, the number of shares of Series A Preferred Stock determined by dividing six million dollars ($6,000,000) (the "PURCHASE PRICE") by the Per Share Price. The Per Share Price shall be $2.745.

                  1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general working capital purposes.

         2. THE CLOSING. The closing (the "CLOSING") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Preston Gates & Ellis LLP, 925 Fourth Avenue, Suite 2900, Seattle, Washington at 2:00 p.m. on July 25, 2003, or at such other time, date and place as are mutually agreeable to the Company and the Purchaser. At the Closing, the Company will deliver to the Purchaser a certificate for the Shares being purchased by such Purchaser, registered in the name of the Purchaser, against payment to the Company of the Purchase Price therefor, by wire transfer, certified or cashier's check, or other method acceptable to the Company. If at the Closing any of the conditions specified in Section 5 hereof shall not have been fulfilled, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

         3. REPRESENTATIONS OF THE COMPANY. Except as otherwise described in the Filed SEC Documents (as defined in Section 3.18 below) (including the documents incorporated by reference therein) and the Company's press releases since March 31, 2003 that are available on the Company's web site located at http://www.immersion.com, in each case on the date hereof, the Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

                  3.1 Organization and Standing. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it. The Company has all corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement between the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT"), the Stockholders' Agreement between the Company and the Purchaser (the "STOCKHOLDERS' AGREEMENT"), and the Senior Redeemable Convertible Debenture Purchase Agreement (the "DEBENTURE AGREEMENT" and, together with the Registration Rights Agreement and the Stockholders' Agreement, collectively referred to as the "ANCILLARY AGREEMENTS") and to carry out the transactions contemplated by this Agreement. Each of the Company and the Subsidiaries (as defined in Section 3.2 below) is duly qualified to conduct business as a foreign corporation and is in good standing in every other jurisdiction, if any, in which the failure to so qualify would have a Material Adverse Effect. Complete and correct copies of the Company's certificate of incorporation and bylaws and the certificate of incorporation and bylaws of its Subsidiaries, as in effect on the date hereof, have been filed by the Company with the Securities and Exchange Commission (the "COMMISSION") or otherwise made available (including via EDGAR) to the Purchaser. As used herein, "MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence, development or developments which, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities (contingent or other), affairs, operations or financial condition of the Company or any of its Subsidiaries, or (ii) would reasonably be expected to prevent or materially impede, interfere, hinder or delay the performance by the Company of its obligations hereunder.

                  3.2 Subsidiaries. Schedule 3.2 lists the Company's subsidiaries (the "SUBSIDIARIES") and the jurisdictions in which each is incorporated. Except as set forth in Schedule 3.2, all of the issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries have been validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all pledges, liens, charges, encumbrances or security interests of any kind ("LIENS"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, for short-term investments, or as set forth in Schedule 3.2, the Company does not own any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity.

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                  3.3      Capitalization.

                           (i)      The authorized capital stock of the Company
(immediately prior to the Closing) consists of 105,000,000 shares of stock consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.

                           (ii)     As of July 24, 2003, 20,197,984 shares of
Common Stock and no shares of Preferred Stock were outstanding. The Company has not issued any capital stock since July 24, 2003 other than pursuant to employee benefit plans disclosed in the Filed SEC Documents.

                           (iii)    Immediately after the Closing, there will
be: 2,185,792 shares of Series A Preferred Stock duly authorized, validly issued and outstanding and such shares shall be fully-paid and nonassessable. Immediately after the Closing, there will be a sufficient number of shares of Common Stock reserved, and duly authorized, for issuance upon exercise of the Series A Preferred Stock.

                           (iv)     Except as may be provided in this Agreement,
the Ancillary Agreements or as set forth in Schedule 3.3: (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding; (b) there is no commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (c) other than as set forth in the Certificate of Designation, the Company has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

                           (v)      Except as provided in this Agreement or the
Ancillary Agreements, no person or entity is entitled to: (a) any preemptive or similar right with respect to the issuance of any capital stock of the Company;
(b) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"); or
(c) any first offer rights, first refusal rights or, pursuant to an agreement to which the Company is a party or, to the best of the Company's knowledge, pursuant to an agreement to which any of the Company's stockholders is a party, other similar rights to subscribe for or purchase any capital stock of the Company or any right to restrict the transfer of such securities.

                  3.4 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly

Immersion Corporation
Series A Preferred Stock Purchase Agreement authorized and, as the case may be, reserved for issuance by all necessary corporate action on the part of the Company, its officers, directors and stockholders, and the Shares when so issued sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares when issued upon such conversion, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens, encumbrances or security interests.

                  3.5 Authority for Agreement; No Violation. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, its officers, directors and stockholders. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Certificate of Designation or Bylaws (each as amended to date and presently in effect), or any material bond, indenture, note or other evidence of indebtedness, any material lease, agreement or other instrument to which the Company is a party or by which it or any of its Subsidiaries is a party or by which their respective properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or its Subsidiaries.

                  3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issue, sale and delivery of the Shares, and the issue and delivery of the Series A Conversion Shares or the other transactions to be consummated at the Closing, as the case may be, as contemplated by this Agreement.

                  3.7      Litigation; Proceedings. Except as set forth in
Schedule 3.7, as of the date hereof, there is no action, suit, claim, proceeding or investigation pending against or affecting the Company at law or in equity, or by any arbitrator, or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or, to the Company's knowledge there is no action, suit, claim, proceeding or investigation threatened against or affecting the Company at law or in equity, or by any arbitrator, or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and the Company is not subject to any order, writ, injunction or decree entered into any lawsuit or proceeding.

                  3.8 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                  3.9 Nasdaq National Market. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market System ("NASDAQ"). The Company has taken no action designed to delist, or which, to the Company's knowledge, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Series A Preferred Stock and the listing of the Common Stock on Nasdaq.

                  3.10 Taxes. The Company and its Subsidiaries have filed or obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns that are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. The Company is taxed as a C corporation as defined in Section 1361(a)(2) of the Internal Revenue Code of 1986, as amended (the "CODE"). The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Except as set forth on Schedule 3.10, none of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Except as set forth on Schedule 3.10, since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

                  3.11 Property and Assets. The Company has good and marketable title in fee simple to all of the real property that it owns and good and marketable title to all of its personal property and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance or defect. Any real or personal property held under lease by the Company or its Subsidiaries is held by them under valid, existing and enforceable leases.

                  3.12 Intellectual Property. Set forth on Schedule 3.12 is a true and complete list of all issued patents and registered trademarks presently owned or held by the Company. Except as set forth on Schedule 3.12, to the Company's knowledge, the Company and each of its Subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information, systems

Immersion Corporation
Series A Preferred Stock Purchase Agreement or procedures) (collectively, the "INTELLECTUAL PROPERTY RIGHTS") that are necessary for use in connection with its business as presently conducted or proposed to be conducted as described in the SEC Documents. Except as disclosed on Schedule 3.12, to the Company's knowledge, there is no existing infringement or misappropriation by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Company's business as presently conducted. Except as set forth on Schedule 3.12, neither the Company nor its Subsidiaries are infringing or misappropriating any Intellectual Property Rights (other than unpublished patent applications) of any other person or entity, nor, to the Company's knowledge, are the Company or its Subsidiaries infringing the rights of any other person or entity granted under any unpublished patent application. Except as set forth on Schedule 3.12, there are no claims of infringement of any Intellectual Property Rights made or threatened by a third party against or involving the Company.

                  3.13 Material Agreements. Except as filed with or listed in the exhibit index to the Filed SEC Documents or as otherwise made available to the Purchaser, neither Company nor any of its Subsidiaries is a party to any material contract, as such contracts are defined in Item 601(b)(10) of Regulation S-K under the Securities Act (each such contract, a "COMPANY CONTRACT"). To the Company's knowledge, each Company Contract is valid, binding and in full force and effect and is enforceable by the Company or any of its Subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. As of the date hereof, no party to any such Company Contract has notified the Company or any of its Subsidiaries that it intends to terminate such Company Contract. The Company or its Subsidiaries, as the case may be, has performed in all respects all obligations required to be performed by it to date under the Company Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of Company, no other party to any of the Company Contracts, as of the date hereof, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a Material Adverse Effect.

                  3.14 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, that materially adversely affects or, to the best of the Company's knowledge so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets. To the Company's knowledge, no employee of the Company is in violation of any contract or covenant (either with the Company or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

                  3.15 Sarbanes-Oxley Compliance. The Company is currently and at all times prior to the date hereof has been in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and any and all rules or regulations promulgated thereunder.

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                  3.16 Disclosures. Neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to the Purchaser in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company knows of no information or fact that has or would have a material adverse effect on the business, prospects or condition (financial or otherwise) of the Company that has not been disclosed to the Purchaser in writing.

                  3.17 Financial Statements. The Company has made available (including via EDGAR) to the Purchaser its audited consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended December 31, 2002, its audited consolidated balance sheet as of December 31, 2002, its unaudited consolidated statements of income, stockholders' equity and cash flows for the period from January 1, 2003 through March 31, 2003 and its unaudited consolidated balance sheet as of March 31, 2003. All such financial statements are hereinafter referred to collectively as the "FINANCIAL STATEMENTS." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present the financial position of the Company and its Subsidiaries and the results of their respective operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. The Company and its Subsidiaries have implemented and maintain a system of internal accounting controls meeting the requirements of applicable law, including without limitation the requirements of Section 13(b)(2) of the Exchange Act. Since March 31, 2003, there has been no Material Adverse Effect.

                  3.18 SEC Documents. The Company has made available (including via EDGAR) to the Purchaser, a true and complete copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2003, the Company's Definitive Proxy Statement for the Annual Meeting held on June 3, 2003 and the Company's Current Reports on Form 8-K filed after December 31, 2002 and before the date hereof (all such materials being called, collectively, the "FILED SEC DOCUMENTS"). The Company will, promptly upon the filing thereof, also make available to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence being called, collectively, the "SEC DOCUMENTS"). The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective filing dates, the Filed SEC Documents complied, and the SEC Documents will comply, in all material respects with the requirements of the Exchange Act, and none of the Filed SEC Documents, as of their respective filing dates, contained, and none of the SEC Documents will contain, any untrue statement of a material fact or omitted or omit, as the case may be, to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances

Immersion Corporation
Series A Preferred Stock Purchase Agreement under which they were or are, as the case may be, made, not misleading, except to the extent corrected by a subsequent Filed SEC Document.

                  3.19 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

                  3.20     Related Party Transactions. Except as set forth in
Schedule 3.20, none of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of their respective employees is presently a party to any transaction with the Company or its Subsidiaries, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  3.21 Employees. Except as set forth in Schedule 3.21, each employee of the Company who has access to the Company's confidential or proprietary information has executed a proprietary information agreement, in substantially the form delivered to the Purchaser. To the best of the Company's knowledge, no officer or key employee is in violation of any prior employee contract or proprietary information or noncompetition agreement. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company's knowledge, threatened labor dispute involving the Company and any group of its employees. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  3.22 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  3.23 Insurance. The Company maintains insurance against such losses and risks and in such amounts as the Company believes in good faith is adequate, prudent and customary for the businesses in which the Company and its Subsidiaries are engaged.

                  3.24 Environmental Matters. Each of the Company its Subsidiaries has obtained all permits, licenses and other authorizations that are required under federal, state and local laws in the U.S. and outside the U.S. relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("ENVIRONMENTAL LAWS"), except for any failures to obtain the permits, licenses or authorizations that would not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with all terms and conditions of the required permits, licenses and authorizations and is also in full compliance with all other limitations, restrictions, conditions and requirements contained in the

Immersion Corporation
Series A Preferred Stock Purchase Agreement

Environmental Laws or contained in any plan, order, judgment, decree or notice, except for any non-compliance which could not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company is not aware of, nor has the Company received notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws, except for any liability which could not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  3.25 Accuracy of Information Furnished. The information furnished to the Purchaser or its representatives or advisors by the Company or its representatives or advisors furnished prior to the date of this Agreement, does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which such statement is made, not misleading.

                  3.26 No Material Adverse Effect. Since March 31, 2003, except as disclosed in the SEC Documents filed subsequent to that date, if any, the business, properties, assets, condition (financial or otherwise), prospects or operating results of the Company and its Subsidiaries have not suffered any Material Adverse Effect.

                  3.27 Absence of Certain Developments. Except as described in or contemplated by this Agreement or the filed SEC Documents, since March 31, 2003, through the closing Date, the Company and its Subsidiaries have not (a) issued any stock, options (other than to employees and directors consistent with past practices) bonds or other corporate securities; (b) borrowed any amount or incurred or become subject to any direct or indirect liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (c) discharged or satisfied any lien or adverse claim or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the consolidated balance sheet and current liabilities incurred in the ordinary course of business; (d) made any material change in the nature or operations of the business of the Company and its Subsidiaries; (e) sustained any material loss or interference with its business or properties not covered by insurance; (f) paid or declared any dividends or other distributions with respect to the capital stock (other than customary dividends paid to all holders of Common Stock); (g) defaulted in the payment of principal and interest on any outstanding debt obligations or (h) entered into any agreement or commitment to do any of the foregoing.

                  3.28 Contributions. Neither the Company, its employees nor, to the Company's knowledge, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials, or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Immersion Corporation
Series A Preferred Stock Purchase Agreement

         4. REPRESENTATIONS OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

                  4.1 Investment. The Purchaser is acquiring the Shares and the shares of Common Stock into which the Shares may be converted for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Ancillary Agreement, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                  4.2 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms.

                  4.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has had the opportunity to make detailed inquiry concerning the Company, its business and its personnel; and the Purchaser has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company; the Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the Purchaser's investment in the Shares will not cause such overall commitment to become excessive.

                  4.4 Accredited Investor. The Purchaser is an Accredited Investor within the definition set forth in Rule 501(a) promulgated by the Securities and Exchange Commission under the Securities Act.

                  4.5 Brokers. The Purchaser has not retained or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                  4.6 Restricted Securities. The Purchaser understands that, although the Company is undertaking to file a registration statement covering the resale of the Shares and the shares of common stock into which the Shares are convertible, the registration statement will not be effective for an indeterminate time following the Closing, the Shares to be purchased hereunder and the shares of Common Stock into which the Shares are convertible are "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder, such securities may not be resold except in limited circumstances. The Purchaser is familiar with Rule 144 under the Securities Act, as amended from time to time, and understands the resale limitations imposed thereby and by the Securities Act.

         5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase the Shares at the Closing, is subject to the fulfillment, or the waiver by the Purchaser, of the following conditions on or before the Closing:

                  5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true and correct as of the date hereof and shall be true

Immersion Corporation
Series A Preferred Stock Purchase Agreement and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date. The Company hereby agrees that for purposes of this Agreement, the representations and warranties of the Company shall be deemed to have been restated on and as of the Closing Date.

                  5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

                  5.3 Approvals. The Company shall have obtained any and all authorizations, approvals, consents, permits, and waivers and shall have made all filings necessary or appropriate for the consummation of the transactions contemplated hereby and under the Ancillary Agreements.

                  5.4 Registration Rights Agreement. The Registration Rights Agreement attached hereto as Exhibit B shall have been executed and delivered by the Company and the Purchaser.

                  5.5 Stockholders' Agreement. The Stockholders' Agreement attached hereto as Exhibit C shall have been executed and delivered by the Company, by the Purchaser and by each of the parties identified therein.

                  5.6 Debenture Agreement. The Debenture Agreement attached hereto as Exhibit D shall have been executed and delivered by the Company and the Purchaser.

                  5.7 Settlement. The Settlement Agreement and Mutual Release attached hereto as Exhibit E shall have been executed and delivered by the Company and the Purchaser.

                  5.8 License Agreement. The License Agreement attached hereto as Exhibit F shall have been executed and delivered by the Company and the Purchaser.

                  5.9 Game Console Agreement. The Game Console Sublicense Agreement attached hereto as Exhibit G shall have been executed and delivered by the Company and the Purchaser.

                  5.10 Certificates and Documents. The Company shall have delivered to the Purchaser:

                           (i)      The Certificate of Designation of the
Company, as amended and in effect prior to the Closing, certified by the Secretary of State of the State of Delaware;

                           (ii)     A certificate, as of the most recent
practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware confirming such good standing on or immediately prior to the Closing;

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                           (iii)    Bylaws of the Company, certified by its
Secretary or Assistant Secretary as of the Closing Date; and

                           (iv)     Resolutions of the Directors of the Company,
authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

                  5.11 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections 5.1, 5.2, 5.3, 5.14 and 5.15 of this Agreement.

                  5.12 Opinion of Counsel. Gray Cary Ware & Freidenrich LLP shall have delivered its opinion, addressed to the Purchaser, in the form attached hereto as Exhibit H.

                  5.13 Adoption and Filing of Certificate of Designation. The Company shall have taken all requisite corporate action to adopt and file the Certificate of Designation with the Secretary of the State of Delaware.

                  5.14 No Material Adverse Effect. The Company shall not have suffered any Material Adverse Effect prior to the Closing Date.

                  5.15 No Constraints. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending. The purchase of and payment for the Series A Preferred Stock by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

                  5.16 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under subsection 1.2 of this Agreement are subject to fulfillment, on or before the Closing, of each of the following conditions:

                  6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of that date. The Purchaser hereby agrees that for purposes of this Agreement the representations and warranties of the Purchaser shall be deemed to have been restated on and as of the Closing Date.

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                  6.2 Purchase Consideration. The Purchaser shall have delivered the aggregate purchase consideration as set forth in Section 2.

                  6.3 Ancillary Agreements. The Registration Rights Agreement, Stockholders' Agreement and Debenture Agreement by shall have been executed and delivered by each of the parties identified therein.

         7.       COVENANTS OF THE COMPANY.

                  7.1 Reduction Of Lawsuit Claims. In the event that a court of competent jurisdiction in the case of Immersion Corporation v. Sony Computer Entertainment of America, Inc., Sony Computer Entertainment Inc., and Microsoft Corporation, Northern District of California Case No. C02-00710 CW
(WDB) (the "LAWSUIT") issues a ruling or order which eliminates any claims asserted in the Lawsuit by the Company or narrows the scope of the Lawsuit and the Company desires to withdraw or dismiss the Lawsuit, the Purchaser shall have the right to either (i) direct the assignment of the Lawsuit to any third party and if any such third party purchases such Lawsuit from the Company, the Purchaser shall receive any and all proceeds from such sale; or (ii) assign the Lawsuit and all right, title and interest therein to either the Purchaser or its designee for no cash or other consideration.

                  7.2 Listing And Maintenance Requirements Compliance. So long as the Company shall continue the listing and trading of its Common Stock on Nasdaq, the Company will use its commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange or quotation system.

                  7.3. Hedging Activities. Notwithstanding the anything to the contrary herein, the Purchaser shall have the right at any time to enter into hedging or remarketing activities with respect to the Series A Preferred Stock or the shares of Common Stock into which such the Series A Preferred Stock is convertible.

         8. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

         9. CONFIDENTIALITY. In addition to, but not in substitution for, any pre-existing confidentiality agreement between the Company and the Purchaser, the Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information that the Purchaser may obtain from the Company pursuant to reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public other than as a result of a disclosure by the Purchaser; provided, however, that the Purchaser may disclose such information to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company.

Immersion Corporation
Series A Preferred Stock Purchase Agreement

         10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until the third anniversary of the Closing.

         11. NOTICES. All notices, demands, requests, consents or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been received when sent personally to the recipient:
(i) one (1) business day after it has been dispatched (with charges prepaid) to the recipient by a reputable overnight courier service; or (ii) three (3) business days after deposit in the mail when mailed (with postage prepaid) by first class certified or registered mail, return receipt requested. Such notices, demands, requests, consents or other communications shall be addressed:

If to the Company, to:

                  Victor Viegas, President,
                  Chief Executive Officer and Chief Financial Officer Immersion Corporation
                  801 Fox Lane
                  San Jose, CA 95131
                  Facsimile: (408) 467-1901

or at such other address or addresses as may later have been furnished in writing by the Company to the Purchaser, with a copy to:

                  James Koshland
                  Gray Cary Ware & Freidenrich LLP
                  2000 University Avenue
                  East Palo Alto, CA 94303
                  Facsimile: (650) 833-2001
                  Email: jkoshland@graycary.com

If to the Purchaser, to:

                  Microsoft Corporation
                  One Microsoft Way
                  Redmond, WA 98052
                  Fax: (425) 936-7329
                  Attn: Law and Corporate Affairs

and               Microsoft Corporation
                  One Microsoft Way
                  Redmond, WA 98052
                  Fax: (425) 936-7329
                  Attn: Corporate Development and Business Strategies, c/o Marc
                        Brown

Immersion Corporation
Series A Preferred Stock Purchase Agreement
                  and with respect to all corporate actions and income notifications to:

                  The Northern Trust Company
                  Attn: Ms. Robyn Spillane
                  801 Canal Street
                  C1-S
                  Chicago, IL 60607
                  Reference: Microsoft Corporation, account #26-06819

                  All Shares should be delivered via Federal Express to:

                  The Northern Trust Company New York
                  40 Broad Street
                  8th Floor
                  New York, N.Y. 10004
                  Reference: Microsoft Corporation, account #26-06819

or at such other address or addresses as may later have been furnished in writing by Microsoft to the Company, with a copy to:

                  Preston Gates & Ellis LLP
                  425 Fourth Avenue, Suite 2900
                  Seattle, WA 98104-1158
                  Attn.: Richard B. Dodd
                  Facsimile: (206) 623-7022
                  E-mail: rdodd@prestongates.com

Any party may give any notice, demand, request, consent or other communication required or permitted under this Agreement using any other means (including, without limitation, personal delivery, messenger service, facsimile, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended within the specified period. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 10.

         12. EXPENSES. Each party will bear its own costs and expenses in connection with the negotiation, execution and consummation of the Agreement and the Ancillary Agreements and the closing of the transactions contemplated hereby.

         13. BROKERS. Each party will bear the cost and expenses incurred by it in connection with a broker or finder in regard to the transactions contemplated by this Agreement.

         14. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the

Immersion Corporation
Series A Preferred Stock Purchase Agreement subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         15. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser(s) holding a majority of the Shares. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), as well as each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         16. COUNTERPARTS; SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. This Agreement may be executed by actual, facsimile or electronic signatures, or combinations thereof.

         17. HEADINGS. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         18. SEVERABILITY. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a board of arbitration or a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of those that may be hereafter declared invalid, illegal, void or unenforceable.

         19. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed and controlled by the laws of the State of Washington, and each party consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, unless no federal subject matter jurisdiction exists, in which case each party consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington. Each party waives all defenses of lack of personal jurisdiction and forum non-conveniens. Process may be served on either party in the manner authorized by applicable law or court rule. In any action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

Immersion Corporation
Series A Preferred Stock Purchase Agreement

         20. CUSTODIANS. Notwithstanding anything to the contrary contained herein, upon receipt of a written request from the Purchaser, the Company will issue the Shares, the Series A Conversion Shares and any other shares of capital stock to be issued to the Purchaser pursuant to this Agreement or any of the Ancillary Agreements in the name of a Custodian. All of the Shares issued to Microsoft at the Closing shall be issued in the name of Booth and Co. (Tax ID number 36-6033750), which is the nominee name of the Purchaser's Custodian, The Northern Trust Company. "CUSTODIAN" shall mean a Person who holds any capital stock or securities convertible into capital stock as a nominee for the benefit of the owner for the purpose of receiving notices and handling certification issues, or any other purpose necessary to manage the portfolio of the owner pursuant to an arrangement in which the owner retains control of the vote of the shares in question, the economic benefits and risks of the shares in question and of any disposition of the shares in question.

                            {SIGNATURE PAGE FOLLOWS}

Immersion Corporation
Series A Preferred Stock Purchase Agreement

                              SIGNATURE PAGE TO THE
                    SERIES A REDEEMABLE CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                     COMPANY:

                                     IMMERSION CORPORATION

                                     By: /s/ Victor Viegas
                                         ---------------------------------------
                                         VICTOR VIEGAS
                                         President, Chief Executive Officer and
                                         Chief Financial Officer

                                     PURCHASER:

                                     MICROSOFT CORPORATION

                                     By: /s/ William H. Gates
                                         ---------------------------------------
                                         Name:  William H. Gates
                                         Title: Chairman of the Board

                                     By: /s/ Richard Emerson
                                         ---------------------------------------
                                         Name:  Richard Emerson
                                         Title: Sr. VP. Corp. Development

                                     By: /s/ Bryan Lee
                                         ---------------------------------------
                                         Name:  Bryan Lee
                                         Title: Corporate Vice President and
                                         Chief Financial Officer



Immersion Corporation
Series A Preferred Stock Purchase Agreement

                                   APPENDIX A

                                  DEFINITIONS

         "Agreement" means this Series A Preferred Stock Purchase Agreement.

         "Ancillary Agreements" shall have the meaning set forth in Section 3.1 hereof.

         "Certificate of Designation" shall have the meaning set forth in
Section 1.1 hereof.

         "Closing" shall have the meaning set forth in Section 2 hereof.

         "Closing Date" shall have the meaning set forth in Section 2 hereof.

         "Code" shall have the meaning set forth in Section 3.11 hereof.

         "Commission" shall have the meaning set forth in Section 3.1 hereof.

         "Common Stock" shall have the meaning set forth in Section 1.1 hereof.

         "Company" means Immersion Corporation, a Delaware corporation having its corporate headquarters at 801 Fox Lane, San Jose, California 95131.

         "Company Contract" shall have the meaning set forth in Section 3.14 hereof.

         "Custodian" shall have the meaning set forth in Section 23 hereof.

         "Debenture Agreement" shall have the meaning set forth in Section 3.1 hereof.

         "Environmental Laws" shall have the meaning set forth in Section 3.28 hereof.

         "Filed SEC Documents" shall have the meaning set forth in Section 3.19 hereof.

         "Financial Statements" shall have the meaning set forth in Section 3.18 hereof.

         "Intellectual Property Rights" shall have the meaning set forth in
Section 3.13 hereof.

         "Lawsuit" shall have the meaning set forth in Section 7 hereof.

         "Liens" shall have the meaning set forth in Section 3.2 hereof.

         "Material Adverse Effect" shall have the meaning set forth in Section
3.1 hereof.

         "Nasdaq" shall have the meaning set forth in Section 1.2 hereof.

         "Publicly Available Software" shall have the meaning set forth in
Section 3.13(iii) hereof.

         "Purchase Price" shall have the meaning set forth in Section 1.2 hereof.

         "Purchaser" means Microsoft Corporation, a Washington corporation having its corporate headquarters at One Microsoft Way, Redmond, Washington 98052-6399.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 3.1 hereof.

         "SEC Documents" shall have the meaning set forth in Section 3.19 hereof.

         "Securities Act" shall have the meaning set forth in Section 3.3(v) hereof.

         "Series A Conversion Shares" shall have the meaning set forth in
Section 1.1 hereof.

         "Series A Preferred Stock" shall have the meaning set forth in Section
1.1 hereof.

         "Shares" shall have the meaning set forth in Section 1.1 hereof.

         "Stockholders' Agreement" shall have the meaning set forth in Section
3.1 hereof.

         "Subsidiaries" shall have the meaning set forth in Section 3.2 hereof.

                                      A - 2